FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


          Indiana                                      35-1468632
  ------------------------                         ------------------
  (State of incorporation)                          (I.R.S. Employer
                                                   Identification No.)


   11825 North Pennsylvania Street                         46032
           Carmel, Indiana                              ----------
---------------------------------------                 (Zip Code)
(Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
        -------------------                  ------------------------------

   FELINE PRIDES (SM) Unit                   New York Stock Exchange, Inc.







         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

         None

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the FELINE PRIDES unit ("FELINE PRIDES"SM) of Conseco, Inc., an Indiana corporation.

         For a description of the FELINE PRIDES units, reference is made to the preliminary prospectus and prospectus supplement describing the FELINE PRIDES, filed with the Securities and Exchange Commission on November 24, 1997, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the FELINE PRIDES units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("FELINE PRIDES" is a service mark of Merrill Lynch & Co. Inc.)

Item 2.  Exhibits.

         1. Form of Purchase Contract Agreement between Conseco, Inc. and the First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.20 to Amendment No. 2 to the Registration Statement on Form S-3 of Conseco, Inc. among other registrants (Registration No. 333-40423) (as amended from time to time, the "Registration Statement")).

         2. Form of Pledge Agreement among Conseco, Inc., The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.21 to the Registration Statement).

         3. Forms of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A of Exhibit 4.20 to the Registration Statement).

         4.    Form of Amended and Restated  Declaration of Trust  (incorporated
               herein  by  reference   to  Exhibit  4.12  to  the   Registration
               Statement).

         5. Form of Preferred Security (incorporated herein by reference to Exhibit 4.17 to the Registration Statement).


         6. Form of Supplemental Indenture to Subordinated Indenture between Conseco, Inc. and The First National Bank of Chicago as Indenture Trustee (incorporated herein by reference to Exhibit 4.18 to the Registration Statement).

         7. Form of Junior Subordinated Debenture (incorporated herein by reference to Exhibit 4.19 to the Registration Statement).

         8. Form of Guarantee Agreement among The First National Bank of Chicago as Institutional Trustee and Conseco, Inc. (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 4th day of December, 1997.

                                    CONSECO, INC.



                                    By:/S/JOHN J. SABL
                                       -----------------
                                         John J. Sabl,
                                         Executive Vice President,
                                          General Counsel and Secretary